                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) November 26, 1996



                              RENTRAK CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

          OREGON                        0-15159                  93-0780536
(State of Other Jurisdiction       (Commission File           (I.R.S. Employer
      of Incorporation)                 Number)              Identification No.)

        7227 N.E. 55TH AVENUE,
           PORTLAND, OREGON                                         97218
(Address of Principal Executive Offices)                          (Zip Code)


                                (503) 284-7581
             (Registrant's Telephone Number, Including Area Code)


                                      N/A
         (Former Name or Former Address, if Changes Since Last Report)



                      Index to Exhibits appear at page 7.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

          DISTRIBUTION OF BLOWOUT COMMON STOCK. On November 26, 1996, Rentrak Corporation (the "Company") made a dividend distribution to its shareholders of 1,459,298 shares of common stock (the "BlowOut Common Stock") of BlowOut Entertainment, Inc., a Delaware corporation ("BlowOut") pursuant to a Reorganization and Distribution Agreement dated as of November 11, 1996 (the "Agreement") between the Company and BlowOut. A copy of the Reorganization and Distribution Agreement is attached hereto as Exhibit 1 and is incorporated herein by reference. Pursuant to the dividend distribution, holders of common stock of the Company received one share of BlowOut Common Stock for every 8.34 shares owned of record on November 18, 1996. In addition, fractional shares of BlowOut Common Stock were aggregated and the resulting 323 shares were sold in the public market. The aggregate net cash proceeds were distributed to those Rentrak shareholders entitled to fractional shares, including such shares resulting from ownership of fewer than 10 shares of Rentrak Common Stock. The distributed shares of BlowOut Common Stock represented approximately 60% of the outstanding shares of BlowOut Common Stock. As a result of the distribution, the Company reduced its ownership in BlowOut to approximately 9.9% of the outstanding BlowOut Shares. Following the distribution, the BlowOut Common Stock will be traded on the Nasdaq Small Cap market.

          The Company believes that the dividend distribution will permit the Company and BlowOut to concentrate on their respective core business without regard to the objectives of the other company, to offer more attractive incentives for key employees of each company, to improve the ability of the capital markets to follow each company and its business, and to improve access to capital for each company.

          THE BLOWOUT BUSINESS. BlowOut was formed in 1992 by the Company. BlowOut operates "store within a store" retail video outlets which rent and sell video cassettes, video games, computer games and programs on CD-ROMs in Wal-Mart stores and Wal-Mart SuperCenters operated by Wal-Mart Stores, Inc., Super Kmart Centers operated by Kmart Corporation, Ralphs grocery stores and Food 4 Less grocery stores pursuant to individual leases with each of these retailers. As of September 30, 1996, BlowOut operated 145 stores in Wal-Mart stores and in Wal-Mart SuperCenters, 35 stores in Super Kmart Centers, and six in Ralphs and Food 4 Less grocery stores under the name "BlowOut Video" and six additional stores in Ralphs, under the name "Videos & More." As of September 30, 1996 BlowOut's balance sheet reflected an accumulated deficit of approximately $11.2 million.

          MATERIAL RELATIONSHIPS. The Company will continue to indirectly hold approximately 9.9% of the outstanding BlowOut Shares after the distribution.
Two directors of the Company, Bill LeVine and Muneaki Masuda, were, prior to the distribution, and currently are, directors of BlowOut. F. Kim Cox, an officer of the Company who prior to the distribution was also a director of BlowOut, has resigned from the board of directors of BlowOut. Upon completion of the distribution, Mr. LeVine owned approximately 7.1% of the outstanding shares of BlowOut Common Stock and an affiliate of Mr. Masuda owned approximately 24.8% of the outstanding shares of BlowOut Common Stock.

          The Company is the principal creditor of BlowOut. The Company has agreed to guarantee up to $12 million of indebtedness of BlowOut. Pursuant to such guarantee, the Board of Directors of the Company has authorized the Company to guarantee $7 million. The guarantee expires on the earlier of (i) December 31, 1997 and (ii) such time as the total indebtedness of BlowOut subject to the guarantee is equal to $12 million. During the term of the guarantee, and/or so long as any guarantee is outstanding, BlowOut has agreed to pay the Company a weekly fee at a rate equal to .02% per week of then-currently outstanding indebtedness subject to the guarantee. A copy of the guarantee, is filed herewith as Exhibit 2 and is incorporated herein by reference. BlowOut has executed a $2.8 million note in favor of the Company which accrues interest at 9.0% per annum and is due in April 1999. At September 30, 1996, the total outstanding balance of the debt under such note, including accrued interest, was $2.989 million.

          BlowOut will continue to be a participant in the Company's "Pay Per Transaction" video distribution system, to sublease office and warehouse space from the Company and to license "BlowOut" name and mark from the Company.

          The Company and BlowOut have entered into a Registration Rights Agreement pursuant to which, among other things, BlowOut has agreed to register all or a portion of the shares of BlowOut Common Stock held by the Company.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Pro Forma Financial Information.
     -------------------------------

     Unaudited pro forma financial information for Rentrak Corporation includes the following:

     (1) Pro Forma Consolidated Balance Sheet dated September 30, 1996

     (2) Notes to Pro Forma Balance Sheet.


(b)  Exhibits.
     --------

     The following exhibit is filed with this report:

     (1) Reorganization and Distribution Agreement dated as of November 11, 1996 between Rentrak Corporation and BlowOut Entertainment, Inc.

     (2) Guarantee Agreement dated as of June 26, 1996 between Rentrak Corporation and BlowOut Entertainment, Inc.

                              Rentrak Corporation
                      PROFORMA CONSOLIDATED BALANCE SHEET
                              September 30, 1996
                                  (Unaudited)



                                                              ASSETS:

                                                                                           PRO FORMA
                                                                 HISTORICAL                   ADJ.               PROFORMA
                                                               ------------------------------------------------------------
CURRENT ASSETS:
 Cash and Cash equivalents                                     $  4,879,700                                     $ 4,879,700
 Accounts receivable, net of allowance for doubtful
  accounts of  345,259                                           15,611,237                                      15,611,237
 Accounts receivable - Affiliate                                  1,437,811                                       1,437,811
 Advances to program suppliers                                    1,391,151                                       1,391,151
 Inventory                                                        1,492,983                                       1,492,983
 Deferred tax asset                                               1,427,969                                       1,427,969
 Other current assets                                             1,793,786                                       1,793,786
                                                               ------------------------------------------------------------
    Total current assets                                         28,034,637                      --              28,034,637
                                                               ------------------------------------------------------------

PROPERTY AND EQUIPMENT, net                                       1,016,678                                       1,016,678
INTANGIBLES, net                                                    345,132                                         345,132
NOTES RECEIVABLE - AFFILIATE                                      2,800,000                                       2,800,000
OTHER INVESTMENTS, net                                            1,772,972                (310,869)(a)           1,462,103
DEFERRED TAX ASSET                                                3,002,538                                       3,002,538
OTHER L.T. ASSETS                                                   709,178                                         709,178
NET NONCURRENT ASSETS OF
 DISCONTINUED OPERATIONS                                         14,749,248             (11,122,512)(b)           3,626,736
                                                               ------------------------------------------------------------
  TOTAL ASSETS                                                   52,430,383             (11,433,381)             40,997,002
                                                               ============================================================

                                               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable                                                15,783,433                                      15,783,433
 Accrued liabilities                                              3,097,497                                       3,097,497
 Accrued compensation                                             1,544,254                                       1,544,254
 Deferred Revenue                                                 1,436,876                                       1,436,876
 Net Current Liabilities of Discontinued Operations              11,942,858              (3,063,649)(b)           8,879,209
                                                               ------------------------------------------------------------
  Total current liabilities                                      33,804,918              (3,063,649)             30,741,269
                                                               ------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
 Preferred stock $.001 par value;
   Authorized:  10,000,000 shares
 Common stock, $.001 par value;
   Authorized:  20,000,000 shares
   Issued: 12,141,241 shares                                         12,141                                          12,141
 Capital in excess of par value                                  49,088,037                                      49,088,037
 Net unrealized gain on investment securities                        45,774                                          45,774
 Accumulated deficit                                            (28,813,933)             (8,369,732)(b)         (37,183,665)
 Less - Deferred charges - warrants                              (1,706,554)                                     (1,706,554)
                                                               ------------------------------------------------------------
                                                                 18,625,465              (8,369,732)             10,255,733
                                                               ------------------------------------------------------------
                                                               ------------------------------------------------------------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                52,430,383             (11,433,381)             40,997,002
                                                               ============================================================

                              RENTRAK CORPORATION
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                  (Unaudited)


The accompanying unaudited pro forma balance sheet as of September 30, 1996 has been prepared to present the effect of the disposition of BlowOut Entertainment, Inc., as if it had occurred on the balance sheet date, September 30, 1996. No pro forma statements of operations for the periods ended March 31, 1996 and September 30, 1996 have been presented as the disposition was already reflected in the March 31, 1996 Rentrak Corporation consolidated financial statements as discontinued operations.

The pro forma information is not necessarily indicative of the results that actually would have occurred had the sale been in effect on the date indicated or that may be obtained in the future. The pro forma financial information should be read in connection with the Consolidated Financial Statements and footnotes thereto included in the Company's 1996 Annual Report to shareholders.

The pro forma balance sheet has been prepared based upon the historical financial statements of Rentrak Corporation. Pro forma adjustments are described below.

a)   Adjustment to reflect the Company's 9.9% investment in BlowOut
     Entertainment.

b) Adjustment to eliminate the net assets and liabilities of BlowOut Entertainment.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  December 9, 1996

                                           RENTRAK CORPORATION
                                           (Registrant)



                                           By:  /s/ Carolyn A. Pihl
                                              -----------------------------
                                              Carolyn A. Pihl
                                              Chief Accounting Officer

                               INDEX TO EXHIBITS

                                                                     SEQUENTIAL
EXHIBIT NO.                      DESCRIPTION                         PAGE NUMBER

1 Reorganization and Distribution Agreement dated as of November 11, 1996 between Rentrak Corporation and
             BlowOut Entertainment, Inc.

2 Guarantee Agreement dated as of June 26, 1996 between Rentrak Corporation and BlowOut Entertainment, Inc.